Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

between

TRANSOCEAN INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

December 11, 2007

i

TRANSOCEAN INC.

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of December 11, 2007 (the “Second Supplemental Indenture”), between Transocean Inc., a Cayman Islands exempted company limited by shares (the “Company”), and Wells Fargo Bank, National Association (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 11, 2007, providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, Sections 2.01 and 9.01(9) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, Section 9.01(6) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

WHEREAS, Section 9.01(8) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate any of the provisions of the Indenture; provided that such change or elimination does not adversely affect any outstanding Security of any series created prior to the execution of such supplemental indenture;

WHEREAS, the Company desires to issue 1.625% Series A Convertible Senior Notes due December 15, 2037 (the “Series A 2037 Notes”), 1.50% Series B Convertible Senior Notes due December 15, 2037 (the “Series B 2037 Notes”) and 1.50% Series C Convertible Senior Notes due December 15, 2037 (the “Series C 2037 Notes”, and, together with the Series A 2037 Notes and the Series B 2037 Notes, the “2037 Notes”), each a new series of Securities the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the 2037 Notes in certain respects; and

WHEREAS, all things necessary have been done to make the 2037 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

NOW, THEREFORE:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2037 Notes as follows:

ARTICLE ONE

THE 2037 NOTES

SECTION 101        Designation of 2037 Notes; Establishment of Form.

There shall be a series of Securities designated “1.625% Series A Convertible Notes Due December 15, 2037” of the Company (the “Series A 2037 Notes”), the form of which shall be substantially as set forth in Annex A hereto; a series of Securities designated “1.50% Series B Convertible Notes Due December 15, 2037” of the Company (the “Series B 2037 Notes”), the form of which shall be substantially as set forth in Annex B hereto and a series of Securities designated “1.50% Series C Convertible Notes Due December 15, 2037” of the Company (the “Series C 2037 Notes”, and together with the Series A 2037 Notes and the Series C 2037 Notes, the “2037 Notes”), the form of which shall be substantially as set forth in Annex C hereto, each of which is incorporated into and shall be deemed a part of this Second Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2037 Notes, as evidenced by their execution of the 2037 Notes.

All of the 2037 Notes will initially be issued in permanent global form, substantially in the respective form set forth in Annex A, Annex B and Annex C hereto (the “Global Securities”) as Book-Entry Securities. Each Global Security shall represent such of the Outstanding 2037 Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding 2037 Notes from time to time endorsed thereon and that the aggregate amount of Outstanding 2037 Notes represented thereby may from time to time be reduced to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding 2037 Notes represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having the beneficial interest in the Global Security.

The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

The Company initially appoints the Trustee to act as Paying Agent and Conversion Agent with respect to the 2037 Notes.

SECTION 102        Amount.

Each series of the 2037 Notes may be issued in unlimited aggregate principal amount. The Trustee shall authenticate and deliver 2037 Notes for original issue in an aggregate Principal Amount of up to $2,200,000,000 of Series A 2037 Notes, up to $2,200,000,000 of Series B 2037 Notes and up to $2,200,000,000 of Series C 2037 Notes upon Company Order without any further action by the Company. Upon Company Request, the Trustee shall authenticate and deliver additional 2037 Notes of any series, provided that such additional 2037 Notes are (i) fungible with the 2037 Notes of such series then outstanding for U.S. Federal income taxation purposes, or (ii) issued under a different CUSIP number than the 2037 Notes of such series then outstanding.

SECTION 103        Interest.

The 2037 Notes of each series shall bear interest at the rate set forth under the caption “Interest” in the 2037 Notes of such series, commencing on the Issue Date of the 2037 Notes. Interest on the 2037 Notes shall be payable to the persons in whose name the 2037 Notes are registered at the close of business on the Regular Record Date for such interest payment. The date from which interest shall accrue for each 2037 Note shall be December 11, 2007. The Interest Payment Dates on which interest on the 2037 Notes shall be payable are June 15 and December 15, commencing on June 15, 2008. The Regular Record Dates for the interest payable on the 2037 Notes on any Interest Payment Date shall be June 1 or December 1, as the case may be, immediately preceding such Interest Payment Date.

SECTION 104        Additional Amounts.

Additional Amounts with respect to the 2037 Notes of each series shall be payable in accordance with the provisions and in the amounts set forth under the caption “Tax Additional Amounts” in the 2037 Notes of such series and in accordance with the provisions of the Indenture.

SECTION 105        Denominations.

The 2037 Notes shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.

SECTION 106        Place of Payment.

The Place of Payment for the 2037 Notes and the place or places where the principal of and interest on the 2037 Notes shall be payable, the 2037 Notes may be surrendered for registration of transfer, the 2037 Notes may be surrendered for exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2037 Notes is at the office or agency of the Trustee in Fort Worth, Texas; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture) or by wire transfer of immediately available funds to the accounts in the United States specified by the Holder of such 2037 Notes.

SECTION 107        Redemption.

(a)           There shall be no sinking fund for the retirement of the 2037 Notes.

(b)           The Company, at its option, may redeem the 2037 Notes of each series in accordance with the provisions of and at the Redemption Prices set forth under the captions “Optional Redemption” and “Notice of Redemption” in the 2037 Notes of such series and in accordance with the provisions of the Indenture, including, without limitation, Article Three.

SECTION 108        Conversion.

The 2037 Notes of each series shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption “Conversion” in the 2037 Notes of such series and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

SECTION 109        Maturity.

The date on which the principal of the 2037 Notes is payable, unless accelerated pursuant to the Indenture, shall be December 15, 2037.

SECTION 110        No Defeasance.

Sections 8.01(b) and 8.01(c) of the Indenture shall not apply to any series of the 2037 Notes.

SECTION 111        Repurchase.

(a)           The 2037 Notes of each series shall be repurchased by the Company in accordance with the provisions and at the Repurchase Prices set forth under the caption “Repurchase by the Company at the Option of the Holder” in the 2037 Notes of such series and in accordance with the provisions of the Indenture, including, without limitation, Article Twelve.

(b)           The Company, at the option of the Holders thereof, shall purchase the 2037 Notes of each series at the Fundamental Change Purchase Price set forth under the caption “Purchase of Securities at Option of Holder Upon a Fundamental Change” in the 2037 Notes of such series and in accordance with the provisions of the Indenture, including, without limitation, Sections 3.12 through 3.18. For the avoidance of doubt, such a purchase of the 2037 Notes shall not be deemed a redemption under the provisions of Sections 3.01 to 3.11 of the Indenture.

SECTION 112        Other Terms of 2037 Notes.

Without limiting the foregoing provisions of this Article One, the terms of the Series A 2037 Notes shall be as set forth in the form of Series A 2037 Notes set forth in Annex A hereto, the terms of the Series B 2037 Notes shall be as set forth in the form of Series B 2037 Notes set forth in Annex B hereto and the terms of the Series C 2037 Notes shall be as set forth in the form of Series C 2037 Notes set forth in Annex C hereto, and in each case as provided in the Indenture.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

The amendments contained herein shall apply to 2037 Notes only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2037 Notes. These amendments shall be effective for so long as there remain any 2037 Notes of any series Outstanding.

SECTION 201        Definitions.

Section 1.01 of the Indenture is amended by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

“Additional Interest” has the meaning specified in Section 6.01.

“Additional Shares” has the meaning specified in Section 11.02.

“Bid Solicitation Agent” means the Trustee or, if so appointed, a Company-appointed agent that performs calculations as set forth in the form of Series A 2037 Notes, form of Series B 2037 Notes and form of Series C 2037 Notes attached hereto as Annex A, Annex B and Annex C, respectively.

“Capital Stock” or “capital stock” of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such Person’s equity interest (however designated) issued by that Person.

“Company Notice” shall have the meaning specified in Section 12.02.

“Conversion Agent” shall be the agent specified in Section 101.

“Conversion Date” has the meaning specified in Section 11.03.

“Conversion Obligation” has the meaning specified in Section 11.02.

“Conversion Period” means (i) with respect to any Conversion Date occurring on or after the later of (A) the 25th scheduled Trading Day prior to a redemption date for the 2037 Note surrendered for conversion and (B) the date on which a notice of redemption has been issued pursuant to Section 3.12 with respect to a redemption date for the 2037 Note surrendered for conversion, the 20 consecutive VWAP Trading Day period beginning on the scheduled Trading Day immediately following such redemption date, (ii) with respect to any Conversion Date occurring on or after the 25th scheduled Trading Day prior to the Stated Maturity of the 2037 Note, the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd scheduled Trading Day prior to the Stated Maturity of the 2037 Note and (iii) in all other cases, the 20 consecutive VWAP Trading Day period beginning on the third VWAP Trading Day after the Conversion Date.

“Conversion Proceeds” has the meaning specified in Section 11.01.

“Conversion Rate” means 5.9310, subject to adjustment pursuant to Sections 11.02 and 11.07 hereof;

“Current Market Price” has the meaning specified in Section 11.07(f).

“Daily Cash Amount” means $50.00.

“Daily Conversion Value Amount” means, for each VWAP Trading Day of the Conversion Period, the amount equal to 1/20th of the product of (a) the VWA Price on such VWAP Trading Day, and (b) the Conversion Rate in effect on such VWAP Trading Day.

“Daily Settlement Amount” for each of the VWAP Trading Days of the relevant Conversion Period means the sum of:

(A) an amount of cash equal to the lesser of (1) the Daily Cash Amount and (2) the Daily Conversion Value Amount relating to such VWAP Trading Day, and

(B) if such Daily Conversion Value Amount exceeds the Daily Cash Amount, the Daily Share Amount for such VWAP Trading Day.

“Daily Share Amount” means, for each VWAP Trading Day of the Conversion Period, a number of Ordinary Shares (but in no event less than zero) determined by the following formula:

(	(VWA Price on such VWAP Trading Day × Conversion Rate) – $1,000)
VWA Price on such VWAP Trading Day x 20

“Effective Date” means the date on which a Fundamental Change occurs or becomes effective.

“Expiration Date” has the meaning specified in Section 11.07(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Ex-dividend Date” means (i) with respect to any issuance or distribution, the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution, (ii) with respect to any subdivision or combination of Ordinary Shares, the first date on which the Ordinary Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination thereof become effective, and (iii) with respect to any tender offer, the first date on which the Ordinary Shares trade regular way on such exchange or market after the Expiration Date of such offer.

“Fundamental Change” has the meaning specified in Section 3.12.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.12.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.12.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.12.

“Global Securities” has the meaning specified in Section 101.

“Issue Date” of any 2037 Note means the date on which the 2037 Note was originally issued or deemed issued as set forth on the face of the 2037 Note.

“Issue Price” of any 2037 Note means, in connection with the original issuance of such 2037 Note, the initial issue price at which the 2037 Note is sold as set forth on the face of the 2037 Note.

“Last Reported Sale Price” on any date means the closing sale price per Ordinary Share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the New York Stock Exchange or, if the Ordinary Shares are not listed on the New York Stock Exchange, as reported in composite transactions for the principal U.S. securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not traded on such an exchange, the market value of an Ordinary Share as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 21, 2007 among the Company, Transocean Worldwide Inc. and GlobalSantaFe Corporation.

“Ordinary Shares” means any stock of any class of the Company (including, without limitation, the Company’s ordinary shares of a nominal or par value of $0.01 per share) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities for whose payment, repurchase or redemption money or Ordinary Shares in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Securities which have been cancelled pursuant to Section 2.13 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(iv)          2037 Notes converted for cash and Ordinary Shares, if any, pursuant to Article Eleven;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Principal Amount” of a 2037 Note means the Principal Amount as set forth on the face of the 2037 Note.

“Reference Property” has the meaning specified in Section 11.11.

“Reorganization Event” has the meaning specified in Section 11.11.

“Repurchase Date” has the meaning specified in Section 12.01.

“Repurchase Notice” has the meaning specified in Section 12.01.

“Repurchase Price” has the meaning specified in Section 12.01.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, including 2037 Notes.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Series A 2037 Notes” has the meaning specified in Section 101.

“Series B 2037 Notes” has the meaning specified in Section 101.

“Series C 2037 Notes” has the meaning specified in Section 101.

“Share Price” means the average of the Last Reported Sale Prices of the Ordinary Shares over a 10 Trading Day period ending on the Trading Day immediately preceding the Effective Date; provided, however, that if holders of Ordinary Shares receive only cash consideration for their Ordinary Shares in connection with such Fundamental Change, then the Share Price will be the cash amount paid per Ordinary Share.

“Spin-off” has the meaning specified in Section 11.07(c).

“Spin-off Valuation Period” has the meaning specified in Section 11.07(c).

“Tax Additional Amounts” has the meaning specified in Section 2.18.

“Taxing Jurisdiction” has the meaning specified in Section 2.18.

“Termination of Trading” has the meaning specified in Section 3.12.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Ordinary Shares are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Ordinary Shares are then traded.

“Trading Price” has the meaning specified in the form of Series A 2037 Notes, form of Series B 2037 Notes and form of Series C 2037 Notes attached hereto as Annex A, Annex B and Annex C, respectively.

“Trading Price Condition” has the meaning specified in the form of Series A 2037 Notes, form of Series B 2037 Notes and form of Series C 2037 Notes attached hereto as Annex A, Annex B and Annex C, respectively.

“Triggering Distribution” has the meaning specified in Section 11.07(d).

“Trigger Event” has the meaning specified in Section 11.07(c).

“Unissued Shares” has the meaning specified in Section 3.12(a).

“2037 Notes” has the meaning specified in Section 101.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

“VWA Price” means, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, the per share volume-weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page RIG.N <equity> AQR (or any equivalent successor page, or, if no such page is available, any other equivalent publication) in respect of the period from the scheduled open of trading on the principal securities exchange or trading market for the Ordinary Shares to the scheduled close of trading on such exchange or market on such VWAP Trading Day or, if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“VWAP Market Disruption Event” means (1) a failure by the principal securities exchange or trading market on which the Ordinary Shares are listed or admitted to trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any scheduled Trading Day for Ordinary Shares for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“VWAP Trading Day” means a day during which (1) trading in the Ordinary Shares generally occurs on the principal securities exchange or trading market on which the Ordinary Shares are listed or admitted for trading and (2) there is no VWAP Market Disruption Event. If the Ordinary Shares are not so listed or traded, then VWAP Trading Day means a Business Day.

“Withholding Tax” has the meaning specified in Section 2.18.

SECTION 202        Mutilated, Destroyed, Lost and Stolen Securities.

The Indenture shall be amended by replacing the second sentence of Section 2.09 with the following sentence:

If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company upon a Fundamental Change pursuant to Article Three or purchased by the Company on a Repurchase Date pursuant to Article Twelve, the Company in its discretion may, instead of issuing a new Security, pay such Security.

SECTION 203        Payment of Interest; Interest Rights Preserved.

The Indenture shall be amended by inserting the following paragraph before the final paragraph in Section 2.14:

In the case of any 2037 Note or portion thereof which is surrendered for conversion after the close of business on the Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business on such next succeeding Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that 2037 Note is registered at the close of business on such Regular Record Date; provided, however, that such payment of interest shall be subject to the payment to the Company by the Holder of such 2037 Note or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest; provided, further, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date, (2) only to the extent of overdue interest, if any overdue interest exists at the date of conversion with respect to a 2037 Note, (3) if the 2037 Note is surrendered for conversion after the

Regular Record Date immediately preceding the Stated Maturity of the 2037 Note, or (4) if the 2037 Note is surrendered in connection with a call for redemption with a Redemption Date that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any 2037 Note which is converted, interest whose Stated Maturity is after the date of conversion of such 2037 Note shall not be payable.

SECTION 204        Unconditional Right of Holders to Receive Principal and Interest.

Section 6.07 of the Indenture shall be amended by replacing that section with the following:

Section 6.07.          Unconditional Right of Holders to Receive Principal, Interest and Tax Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on and Tax Additional Amounts, if any, with respect to such Security on the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Fundamental Change, to receive the Fundamental Change Purchase Price on the Fundamental Change Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 205                        Consolidation, Merger and Sale; Limitation on Mergers and Consolidations.

(a)           The Indenture shall be amended by inserting “and shall have provided for conversion rights in accordance with Section 11.11” at the end of Section 5.01(1).

(b)           Section 5.01 shall be amended by inserting the following paragraph immediately following paragraph (1) therein and changing paragraphs (2) and (3) therein to (3) and (4) therein, respectively:

(2) the successor (if any) is organized under the laws of the Cayman Islands, Bermuda, the British Virgin Islands or the United States or any State thereof (including the District of Columbia);

SECTION 206        Supplemental Indentures Without Consent of Holders.

Section 9.01 of the Indenture shall be amended by inserting the following paragraph:

(12)         to make provision with respect to the conversion rights, if any, to Holders of 2037 Notes pursuant to the requirements of Article Eleven hereof,

provided that no such provisions shall adversely affect the rights of any Holder of a 2037 Note in any material respect.

SECTION 207        Supplemental Indenture with Consent of Holder.

The Indenture shall be amended by inserting “, or adversely affect the right to convert any 2037 Note as provided in Article Eleven, or adversely affect the right to require the Company to repurchase the 2037 Notes as provided in Article Twelve.” at the end of Section 9.02(3).

SECTION 208        Maintenance of Office or Agency.

The first paragraph of Section 4.02 of the Indenture is amended by changing the first paragraph thereof to read in its entirety as follows:

The Company will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where 2037 Notes may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the office of the Trustee at 201 Main Street, Corporate Trust Department, 3rd Floor, Fort Worth, Texas 76102. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 209        Tax Additional Amounts.

Article Two shall be amended by adding the following section:

Section 2.18           Tax Additional Amounts.

The Company shall pay any amounts due with respect to the payments on the 2037 Notes without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of the Cayman Islands or any other jurisdiction in which the Company is resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, the Company will (subject to compliance by such Holder with any relevant administrative requirements) pay each Holder such additional amounts (“Tax Additional Amounts”) as will result in such Holders receipt of such amounts as it would have received had no such withholding or deduction been required.

If the Taxing Jurisdiction requires the Company to deduct or withhold any Withholding Tax, the Company will (subject to compliance by a Holder with any relevant administrative requirements) pay such Tax Additional Amounts in respect of principal amount, Redemption Price, Repurchase Price and interest (if any) in accordance with the terms of the 2037 Notes and the Indenture; provided, however, that the foregoing shall not apply to:

(a)           any Withholding Tax which would not be payable or due but for the fact that (1) the Holder of a 2037 Note (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the 2037 Note or the collection of principal amount, Redemption Price, Repurchase Price and Interest (if any), in accordance with the terms of the 2037 Note and the Indenture or the enforcement of the 2037 Note or (2) where presentation is required, the 2037 Note was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(b)           any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(c)           any Withholding Tax attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, Redemption Price, Repurchase Price and interest (if any);

(d)           any Withholding Tax which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the 2037 Note, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such Withholding Tax;

(e)           to the extent a Holder is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction; or

(f)            any combination of the instances described in (a) through (e).

With respect to Section 2.18(e), in the absence of evidence satisfactory to the Company, the Company may conclusively presume that a Holder of a 2037 Note is entitled to a refund or credit of all amounts required to be withheld. The Company shall not be required to pay any Tax Additional Amounts to any

Holder of a 2037 Note who is a fiduciary or partnership or other than the sole beneficial owner of the 2037 Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the 2037 Note.

SECTION 210        Redemption.

Article Three shall be amended by inserting the following sections 3.12 through 3.18:

Section 3.12           Purchase of Securities at Option of the Holder Upon Fundamental Change

(a)           If at any time that 2037 Notes remain Outstanding there shall occur a Fundamental Change, 2037 Notes shall be purchased by the Company at the option of the Holders thereof as of a date selected by the Company that is not less than 20 and not more than 35 days after the occurrence of the Fundamental Change (or longer period if required by applicable law) (the “Fundamental Change Purchase Date”) at a purchase price equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.12; provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the next succeeding Interest Payment Date, the interest will be paid on the Interest Payment Date to the holder of record on such Regular Record Date and will not be included in the Fundamental Change Purchase Price.

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs after the Issue Date:

(i) any “person” or “group” (as such terms are defined below) (A) becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or (B) has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; provided, however, that the rights to designate directors pursuant to the Merger Agreement shall be disregarded for purposes of this provision;

(ii) the Company consolidates with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated assets of the Company, or any person consolidates with, or merges with or into, the Company, or the Company completes a scheme of arrangement qualifying as an amalgamation under Cayman Islands law with another Person;

(iii) the Ordinary Shares, or shares of common stock, American Depository Receipts or equivalent capital stock in respect of Ordinary Shares into which the 2037 Notes are convertible pursuant to the provisions of Article Eleven are not listed for trading on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market, that may exist from time to time, for a period of 20 consecutive Trading Days (a “Termination of Trading”); or

(iv) the Company is liquidated or dissolved or holders of Ordinary Shares approve any plan or proposal for the Company’s liquidation or dissolution.

Also, notwithstanding the foregoing, a consolidation, merger, scheme of arrangement or disposition of all or substantially all of the consolidated assets of the Company will not constitute a Fundamental Change (and a change in or acquisition of beneficial ownership or power to elect a majority of the Board of Directors, Termination of Trading or liquidation or dissolution, in each case arising out of such a consolidation, merger, scheme of arrangement or disposition of all or substantially all of the Company’s consolidated assets, will not constitute a fundamental change) if (A) the persons that beneficially own Voting Stock in the Company immediately prior to the relevant transaction beneficially own shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person or the parent entity thereof, (B) the Ordinary Shares, shares of common stock, American Depositary Receipts or equivalent capital stock in respect of Ordinary Shares (in the event the Company is a surviving entity in the transaction) or of such successor or transferee person or parent entity thereof are listed for trading on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market that may exist from time to time, immediately following such transaction, and (C) as a result of such transaction, the 2037 Notes are or become convertible, upon the satisfaction of the conditions for conversion and actual conversion in accordance with the terms of the 2037 Notes, into such Ordinary Shares, shares of common stock of the Company or equivalent capital stock of the Company or such successor or transferee person or parent entity thereof.

Notwithstanding the foregoing, it will not constitute a Fundamental Change if at least 90% of the consideration for the Ordinary Shares (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of common stock, ordinary shares, American Depository Receipts or equivalent capital stock traded on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market, or which will be so traded when issued or exchanged in connection with the Fundamental Change, and as a result of such transaction or transactions the 2037 Notes become convertible, upon the satisfaction of the conditions for conversion and actual conversion in accordance with the terms of the 2037 Notes, into such common stock, ordinary shares, American Depository Receipts or equivalent capital stock.

For the purpose of the definition of “Fundamental Change”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on December 11, 2007, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other person with respect to which the Fundamental Change determination is being made, all Unissued Shares deemed to be held by all other persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner”. The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Fundamental Change.

(b)           Within 15 Business Days after the occurrence of a Fundamental Change described in subsection (a)(ii) or (a)(iv) of Section 3.12 and, in the case of a Fundamental Change described in subsection (a)(i) or (a)(iii) of Section 3.12, no later than the later of (x) one business day following the Effective Date or (y) two business days following the date on which officers of the Company first learned of such Fundamental Change following the Effective Date of such Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1)           the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(2)           the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.12 must be given;

(3)           the Fundamental Change Purchase Date;

(4)           the Fundamental Change Purchase Price;

(5)           briefly, the conversion rights of the 2037 Notes;

(6)           the name and address of each Paying Agent and Conversion Agent;

(7)           the Conversion Rate and any adjustments thereto (including the adjustment for any Additional Shares);

(8)           that 2037 Notes as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article Eleven only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(9)           the procedures that the Holder must follow to exercise rights under this Section 3.12;

(10)         the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

(11)         that the Holder must satisfy the requirements set forth in the 2037 Notes in order to convert the 2037 Notes.

If any of the 2037 Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c)           A Holder may exercise its rights specified in subsection (a) of this Section 3.12 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Security and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date.

The delivery of such 2037 Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.12, a portion of a 2037 Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2037 Note pursuant to Sections 3.12 through 3.18 also apply to the purchase of such portion of such 2037 Note.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a Principal Amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.13.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such 2037 Notes may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

Section 3.13                                Effect of Fundamental Change Purchase Notice

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.12(c), the Holder of the 2037 Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such 2037 Note. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such 2037 Note (provided the conditions in Section 3.12(c) have been satisfied) and (b) the time of delivery of such 2037 Note to a Paying Agent by the Holder thereof in the manner required by Section 3.12(c). 2037 Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Ordinary Shares on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 3.14                                Deposit of Fundamental Change Purchase Price

On or before 11:00 a.m. New York City time on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the 2037 Notes or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 3.14 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any 2037 Note for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Purchase Date, such 2037 Note will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the Principal Amount of 2037 Notes purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

Section 3.15                                Securities Purchased In Part

Any 2037 Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2037 Note, without service charge, a new 2037 Note or 2037 Notes of the same series, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2037 Note so surrendered that is not purchased.

Section 3.16                                Compliance With Securities Laws Upon Purchase of Securities

In connection with any offer to purchase or purchase of 2037 Notes under Section 3.12, the Company shall (a) comply with Rule 13e-4 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.12 through 3.18 to be exercised in the time and in the manner specified therein.

Section 3.17                                Repayment to the Company

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.14 exceeds the aggregate Fundamental Change Purchase Price together with interest, if any, thereon of the 2037 Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.

Section 3.18                                No Purchase on Fundamental Change if Event of Default

There shall be no purchase of any 2037 Notes pursuant to this Article Three if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2037 Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such 2037 Notes). The Paying Agent will promptly return to the respective Holders thereof any 2037 Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such 2037 Notes) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 211                       Conversion, Repurchase.

The Indenture is amended by adding the following Articles  Eleven and  Twelve to the Indenture:

ARTICLE ELEVEN

CONVERSION

Section 11.01                          Conversion Privilege

2037 Notes shall be convertible in accordance with their terms and in accordance with this Article.

A Holder of a 2037 Note may convert the Principal Amount of such 2037 Note (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into, for each $1,000 Principal Amount of 2037 Notes converted, cash and Ordinary Shares, if any, equal to the sum of the Daily Settlement Amounts (such sum, the “Conversion Proceeds”) for each of the 20 VWAP Trading Days during the relevant Conversion Period, at any time during the period set forth under the caption “Conversion” in the 2037 Notes of such series upon the occurrence of any of the events set forth under the caption “Conversion” in the 2037 Notes of each series, in amounts reflecting the Conversion Rate then in effect; provided, however, that the Company will pay cash in lieu of fractional shares based upon the VWA Price on the last VWAP Trading Day in the Conversion Period as described in Section 11.04.

If an event requiring an adjustment pursuant to Section 11.07 hereof occurs during the Conversion Period, the Company will make proportional adjustments to the Daily Settlement Amount for each VWAP Trading Day during the portion of the Conversion Period preceding the effective date of the adjustment event.

In case a 2037 Note or portion thereof is called for redemption pursuant to Article Three, such conversion right shall terminate at the close of business on the Business Day immediately prior to the earlier of (a) December 15, 2037 and (b) the date on which such 2037 Note (or portion thereof) is redeemed (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2037 Note is redeemed). Provisions of this Indenture that apply to conversion of all of a 2037 Note also apply to conversion of a portion of a 2037 Note.

A 2037 Note in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such 2037 Note, may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Holder of 2037 Notes entitled to receive any Ordinary Shares upon conversion of 2037 Notes is not entitled to any rights of a Holder of Ordinary Shares until such Holder has converted its 2037 Notes to Ordinary Shares, and only to the extent such 2037 Notes are deemed to have been converted into Ordinary Shares pursuant to this Article Eleven.

Section 11.02                          Conversion Rate

(a)                                  If the Effective Date (or anticipated Effective Date in the case of a transaction described in subsection (a)(ii) of Section 3.12) of a Fundamental Change occurs on or prior to December 20, 2010 in the case of the Series A 2037 Notes, on or prior to December 20, 2011 in the case of the Series B 2037 Notes, or on or prior to December 20, 2012 in the case of the Series C 2037 Notes, and a Holder elects to convert 2037 Notes during the period commencing on such Effective Date (or during the period commencing 15 days prior to the anticipated Effective Date in the case of a transaction described in subsection (a)(ii) of Section 3.12) and ending on the later of (A) the day before the Fundamental Change Repurchase Date and (B) 30 days following the Effective Date (but in any event prior to the close of business on the Business Day prior to the Stated Maturity), the Conversion Rate applicable to each $1,000 Principal Amount of 2037 Notes so converted shall be increased by an additional number of Ordinary Shares (the “Additional Shares”) as specified in subsection (ii) below; provided that, in the case of a transaction described in subsection (a)(ii) of Section 3.12, if a Holder converts its 2037 Notes on or after the 15th day prior to the anticipated Effective Date, and such Fundamental Change does not occur, such Holder will not be entitled to an increased Conversion Rate as described in subsection (ii) of this Section 11.02. The Company shall give written notice (the “Fundamental Change Notice”) to all Holders and the Trustee of any such Fundamental Change and the anticipated Effective Date, if applicable, and issue a press release providing the same information no later than 15 days prior to the anticipated Effective Date of a Fundamental Change described in subsection (a)(ii) or (a)(iv) of Section 3.12 and, in the case of a Fundamental Change described in subsection (a)(i) or (a)(iii) of Section 3.12, no later than the later of (x) one business day following the Effective Date or (y) two business days following the date on which officers of the Company first learned of such Fundamental Change following the Effective Date of such Fundamental Change. If a Fundamental Change does not occur as anticipated, the Company shall issue a press release and notify Holders who have elected to convert their 2037 Notes promptly after the Company determines not to increase the Conversion Rate, and each such Holder may elect to withdraw any election to convert by a written notice of withdrawal delivered to the Conversion Agent within ten Business Days after the Company announces that the Fundamental Change will not occur as anticipated.

(b)                                 The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the Share Price; provided, however, that if the actual Share Price is between two Share Prices in the table or the relevant Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Share Prices and the two Effective Dates, as applicable, based on a 365-day year; and provided further, however, that  (1) if the Share Price is in excess of $500 per share, subject to adjustment as described in subsection (c) of this Section 11.02, no Additional Shares will be added to the Conversion Rate, and (2) if the Share Price is less than $127.25 per share, subject to adjustment as described in subsection (c) of this Section 11.02, no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the Conversion Rate exceed 7.8585 per $1,000 Principal Amount of 2037 Notes, subject to adjustment as described in Section 11.07.

(c)                                  The Share Prices set forth in the first row of each table in Schedule A shall be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within each table in Schedule A hereto shall be adjusted in the same manner as the Conversion Rate as set forth in Section 11.07.

Section 11.03                          Conversion Procedure

To convert a 2037 Note, a Holder must satisfy the requirements set forth under the caption “Conversion” in the 2037 Note. The date on which the Holder satisfies all of those requirements is the “Conversion Date.”  The Company shall deliver the Conversion Proceeds to the Holder through a Conversion Agent on the third Trading Day following the final VWAP Trading Day of the Conversion Period. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2037 Notes may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name any Ordinary Shares are registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a 2037 Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive Ordinary Shares upon such conversion as the record holder or holders of such Ordinary Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Ordinary Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the date that such 2037 Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a 2037 Note, such Person shall no longer be a Holder of such 2037 Note.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any Ordinary Shares except as provided in this Article Eleven. On conversion of a 2037 Note, accrued interest with respect to the converted 2037 Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Conversion Proceeds in exchange for the 2037 Note being converted pursuant to the provisions hereof.

Upon surrender of a 2037 Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2037 Note equal in Principal Amount to the Principal Amount of the unconverted portion of the 2037 Note surrendered.

2037 Notes or portions thereof surrendered for conversion after the close of business on any Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business on such Interest Payment Date shall (unless such 2037 Notes or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the Principal Amount of 2037 Notes or portions thereof being surrendered for conversion, and such interest payable on such Interest Payment Date shall be payable to the registered Holder notwithstanding the conversion of such 2037 Note; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date, (2) only to the extent of overdue interest, if any overdue interest exists at the date of conversion with respect to a 2037 Note, (3) if the 2037 Note is surrendered for conversion after the Regular Record Date immediately preceding the Stated Maturity of the 2037 Note, or (4) if the 2037 Note is surrendered in connection with a call for redemption with a Redemption Date that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date. No other payments or adjustments for interest, or any dividends with respect to any Ordinary Shares, will be made upon conversion.

Section 11.04                          Fractional Shares

The Company will not issue fractional Ordinary Shares upon conversion of 2037 Notes. In lieu thereof, the Company will pay an amount in cash based upon the VWA Price of the Ordinary Shares on the last VWAP Trading Day in the Conversion Period.

Section 11.05                          Taxes on Conversion

If a Holder converts a 2037 Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Ordinary Shares upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the Ordinary Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 11.06                          Company to Provide Ordinary Shares

The Company shall, prior to the Issue Date, and from time to time as may be necessary, reserve, out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the delivery of Ordinary Shares upon conversion of all 2037 Notes. All Ordinary Shares delivered upon conversion of the 2037 Notes, if any, shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor to comply promptly with all federal and state securities laws regulating the registration of the offer and delivery of Ordinary Shares to a converting Holder upon conversion of 2037 Notes, if any, and will list or cause to have quoted such Ordinary Shares on each national securities exchange, over-the-counter market or such other market on which the Ordinary Shares are then listed or quoted.

Section 11.07                          Adjustment of Conversion Rate

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)                                  In case the Company shall (i) pay a dividend on its Ordinary Shares in Ordinary Shares, (ii) make a distribution on its Ordinary Shares in Ordinary Shares, (iii) subdivide its outstanding Ordinary Shares into a greater number of shares, or (iv) combine its outstanding Ordinary Shares into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0

where

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

OS0	=	the number of Ordinary Shares outstanding at the close of business immediately prior to the Ex-dividend Date

OS1	=

the number of Ordinary Shares outstanding at the close of business immediately prior to the Ex-dividend Date, assuming, for this purpose only, the completion of the event immediately prior to the Ex-dividend Date

An adjustment made pursuant to this subsection (a) shall become effective immediately prior to the opening of business on the Ex-dividend Date.

(b)                                 In case the Company shall issue rights or warrants to all or substantially all holders of its Ordinary Shares entitling them (for a period expiring not more than 60 days after such record date) to subscribe for or purchase Ordinary Shares at a price per share less than the Current Market Price per Ordinary Share (as determined in accordance with subsection (f) of this Section 11.07 on the record date for the determination of shareholders entitled to receive such rights or warrants), the Conversion Rate in effect immediately prior thereto shall be adjusted based on the following formula:

CR1 = CR0	×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

OS0	=	the number of Ordinary Shares outstanding at the

close of business immediately prior to the Ex-dividend Date

X	=	the total number of Ordinary Shares issuable pursuant to such rights

Y	=

the number of Ordinary Shares equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading Days ending on the Business Day immediately preceding the announcement of the issuance of such rights

Any such adjustment made pursuant to this subsection (b) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately prior to the opening of business on the Ex-dividend Date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional Ordinary Shares actually issued.

(c)                                  In case the Company shall distribute to all holders of Ordinary Shares any shares of capital stock (other than dividends or distributions of Ordinary Shares on Ordinary Shares to which Section 11.07(a) applies), evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding any distribution in connection with any liquidation, dissolution or winding up and excluding all-cash distributions or any distributions of any Ordinary Shares, rights or warrants referred to in Sections 11.07(a) or 11.07(b)), then in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	SP0
SP0 — FMV

where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

SP0	=	the Current Market Price

FMV	=

the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the shares of capital stock, evidences of indebtedness or other assets distributed with respect to each outstanding Ordinary Share on the Ex-dividend Date for such distribution

With respect to an adjustment pursuant to this subsection (c), where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company (a “Spin-off”), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the end of the Spin-off Valuation Period

CR1	=	the Conversion Rate in effect after the end of the Spin-off Valuation Period

FMV0	=

the average of the sale prices of the capital stock or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share over the 10 Trading Days commencing on and including the effective date of the spin-off (the “Spin-off Valuation Period”); provided that, in the case of any VWAP Trading Days within a Conversion Period that fall within such ten Trading Day period, in respect of any such VWAP Trading Day, the Spin-Off Valuation Period shall be deemed to include only those Trading Days falling on or between the effective date of such spin-off and such VWAP Trading Day.

MP0	=	the average of the Last Reported Sale Prices of Ordinary Shares over the Spin-off Valuation Period

Any such adjustment made pursuant to this subsection (c) shall be made successively whenever any such distribution is made and shall become effective immediately prior to the opening of business on the Ex-dividend Date, except that any such adjustment made with respect to a Spin-Off shall become effective immediately after the end of the Spin-Off Valuation Period.

For the avoidance of doubt, the adjustment in this Section 11.07(c) does not apply to any distributions to the extent that the right to convert 2037 Notes has been changed into the right to convert into Reference Property pursuant to Section 11.11 in respect of such distribution.

(d)                                 In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Ordinary Shares all-cash distributions, excluding any distributions in connection with any liquidation, dissolution or winding up, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	SP0
SP0 - C

where,

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the Ex-dividend Date

CR1	=	the Conversion Rate in effect on the Ex-dividend Date

SP0	=	the Current Market Price

C	=	the amount in cash per share the Company distributes to holders of Ordinary Shares (and for which no adjustment has been made)

Any such increase shall become effective immediately prior to the opening of business on the Ex-dividend Date.

For the avoidance of doubt, the adjustment in this Section 11.07(d) does not apply to any distributions to the extent that the right to convert 2037 Notes has been changed into the right to convert into Reference Property pursuant to section 11.11 in respect of such distribution.

(e)                                  In case the Company or any of its Subsidiaries purchases all or any portion of the Ordinary Shares pursuant to a tender offer, to the extent the cash and value of any other consideration included in the payment per Ordinary Share exceeds the Last Reported Sale Price on the Trading Day next succeeding the last date on which tenders may be made pursuant to such tender offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	FMV0 + (SP1 × OS1)
OS0 × SP1

where,

CR0	=	the Conversion Rate in effect on the Expiration Date

CR1	=	the Conversion Rate in effect immediately after the Expiration Date

FMV0	=

the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the aggregate value of all cash and/or any other consideration paid or payable for Ordinary Shares validly tendered or exchanged and not withdrawn as of the Expiration Date

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Expiration Date

OS1	=	the number of Ordinary Shares outstanding immediately after the Expiration Date, excluding any purchased shares

SP1	=	the average of the Last Reported Sale Price of the Ordinary Shares over the 10 Trading Days beginning on the Trading Day after the Expiration Date

Any such increase shall become effective immediately prior to the opening of business on the Ex-dividend Date. In the event that the Company is obligated to purchase shares pursuant to such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 11.07(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 11.07(e).

For purposes of this Section 11.07(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(f)                                    For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 11.07, the “Current Market Price” of the Ordinary Shares on any day means the average of the Last Reported Sale Price of the Ordinary Shares for each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-dividend Date with respect to the issuance or distribution requiring such computation.

(g)                                 In any case in which this Section 11.07 shall require that an adjustment be made immediately prior to the opening of business on the Ex-

dividend Date, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 11.09) issuing to the Holder of any 2037 Note converted after such Ex-dividend Date any Ordinary Shares issuable upon such conversion over and above any Ordinary Shares issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any action in respect of which an adjustment to the Conversion Rate is required to be made immediately prior to the opening of business on the Ex-dividend Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such action had not occurred.

Section 11.08                          No Adjustment

Notwithstanding anything herein to the contrary, no adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 11.08 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, the Company will make any carry forward adjustments not otherwise effected (A) upon conversion of the 2037 Notes, (B) upon required purchases of the 2037 Notes in connection with a Fundamental Change, (C) in connection with a call for redemption and (D) 25 scheduled Trading Days prior to the Stated Maturity of the 2037 Notes. No adjustment to the Conversion Rate will be made if it results in a Conversion Price that is less than the par value (if any) of the Ordinary Shares. No adjustment to the Conversion Rate will be made if the Holders of the 2037 Notes participate, as a result of holding the 2037 Notes, in any of the transactions described in subsection (a), (b), (c), (d) or (e) of Section 11.07 without conversion. All calculations under this Article Eleven shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

In the event that the Company implements a shareholder rights plan, upon conversion of the 2037 Notes, the Holders will receive, in addition to any Ordinary Shares issuable upon such conversion, the rights issued under such rights plan unless, prior to any conversion, the rights plan expires or terminates or the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights agreement so that the Holder of the 2037 Notes would not be entitled to receive any rights in respect of Ordinary Shares issuable upon conversion of the 2037 Notes, in which case the Conversion Rate will be adjusted at the time of separation pursuant to Section 11.07(a) as if the Company distributed, to all holders of Ordinary Shares, shares of the Company’s capital stock, evidences of debt or other assets issuable upon exercise of the rights as described in subsection (a) or (c) of Section 11.07, subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of securities for the purposes of Section 11.07(b) or Section 11.07(c).

Except as otherwise provided in this Article Eleven, no adjustment need be made for the issuance or acquisition of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or that carry the right to purchase any of the foregoing. Without limiting the generality of any other provision hereof, the Conversion Rate shall not be adjusted for:

•                  the issuance of Ordinary Shares pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on securities of the Company and the  investment of additional optional amounts in Ordinary Shares under any such plan;

•                  upon the issuance of Ordinary Shares or options or rights to purchase Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

•                  upon the issuance of Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security;

•                  for a change in the par value (or a change to no par value) of Ordinary Shares; or

•                  for accumulated and unpaid dividends.

To the extent that the 2037 Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 11.09                          Notice of Adjustment

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

Section 11.10                          Notice of Certain Transactions

In the event that:

(1)                                  the Company takes any action which would require an adjustment in the Conversion Rate,

(2)                                  the Company takes any action that requires a supplemental indenture pursuant to Section 11.11, or

(3)                                  there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 11.10.

Section 11.11                          Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale on Conversion Privilege

In the event that the Company is party to any of the following:  (a) any reclassification, consolidation, merger or combination, or a scheme of arrangement under Cayman Islands law; or (b) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person in each case under clause (a) or (b) pursuant to which the Ordinary Shares would be converted into cash, securities or other property, (each, a “Reorganization Event”), then at the effective time of any such Reorganization Event, the right to convert a 2037 Note will be changed into the right to convert such 2037 Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such Reorganization Event by a holder of the number of Ordinary Shares if such holder had held a number of Ordinary Shares equal to the Conversion Rate of such 2037 Note in effect immediately prior to such Reorganization Event (the “Reference Property”), provided that, upon conversion, such Holder shall receive Reference Property in (A) cash up to the aggregate principal portion of such 2037 Note and (B) in lieu of the Ordinary Shares otherwise deliverable, Reference Property. The Company, or such successor, purchasing or transferee corporation, as the case may be, shall (if consideration is receivable by holders of the Ordinary Shares in such Reorganization Event), as a condition precedent to such Reorganization Event, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2037 Note then outstanding shall have the right to receive such Reference Property. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article Eleven. The amount of cash and any Reference Property Holders receive upon conversion will  be based on the Daily Conversion Value Amounts of Reference Property and the applicable Conversion Rate as described in Section 11.01; provided that references in Section 11.01 to “Ordinary Shares” or “(an) Ordinary Share(s)” shall instead be deemed references to “a unit of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof), if any, that a holder of one Ordinary Share immediately prior to such transaction would have owned or been entitled to receive” in such Reorganization Event or “units(s) of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof), if any, that a holder of one Ordinary Share immediately prior to such transaction would have owned or been entitled to receive” in such Reorganization Event, as the case may be. If, in the case of any such Reorganization Event, the stock or other securities and property (including cash) receivable thereupon, if any, by a holder of Ordinary Shares include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such Reorganization Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the 2037 Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 11.11 shall similarly apply to successive Reorganization Events.

In the event the Company shall execute a supplemental indenture pursuant to this Section 11.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2037 Notes, if any, upon the conversion of their 2037 Notes after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Ordinary Shares would have been entitled to in the case of any Reorganization Event that causes the Ordinary Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be (1) if the holders of a majority of the Ordinary Shares make an affirmative election, the forms and amount of consideration actually received with respect to a plurality of the Ordinary Shares held by holders of Ordinary Shares who make an affirmative election or (2) if the holders of a majority of the Ordinary Shares do not make an affirmative election, the weighted average of the types and amount of consideration actually received by holders of Ordinary Shares. This Section 11.12 shall not affect the right of a Holder of 2037 Notes to convert its 2037 Notes in accordance with the provisions of Article Eleven hereof prior to the effective date of the applicable Reorganization Event.

Section 11.13                          Trustee’s Disclaimer

The Trustee shall have no duty to determine when an adjustment under this Article Eleven should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.09. The

Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2037 Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article Eleven.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.11.

Section 11.14                          Voluntary Increase

The Company from time to time may to the extent permitted by law and subject to the applicable rules of the New York Stock Exchange, increase the Conversion Rate by any amount for any period of time if the period is at least 20 days. In such event, the Company shall give at least 15 days’ notice of such increase.

Section 11.15                          Increase to Avoid or Diminish Income Tax

The Company may make such increases in the Conversion Rate, in addition to those otherwise required by this Article Eleven, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Ordinary Shares, the holders of the 2037 Notes or other rights to purchase Ordinary Shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

ARTICLE TWELVE

REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

Section 12.01                          General

The Company may be required to repurchase 2037 Notes in accordance with their terms and in accordance with this Article.

2037 Notes shall be purchased by the Company as provided under the paragraph “Repurchase by the Company at the Option of the Holder” of the Series A 2037 Notes on December 15, 2010, December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a “Series A Repurchase Date”), in the case of the Series A 2037 Notes, under the paragraph “Repurchase by the Company at the Option of the Holder” of the Series B 2037 Notes on December 15, 2011, December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a “Series B Repurchase Date”), in the case of the Series B 2037 Notes, and under the paragraph “Repurchase by the Company at the Option of the Holder” of the

Series C 2037 Notes on December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a “Series C Repurchase Date”, and together with the Series A Repurchase Dates and the Series B Repurchase Dates, each a “Repurchase Date”) in the case of the Series C 2037 Notes, in each case at the repurchase price specified therein (the “Repurchase Price”), at the option of the Holder thereof, upon:

(1)                                  delivery to the Paying Agent, by the Holder of a written notice of purchase (a “Repurchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

(A)                              the certificate number of the 2037 Note which the Holder will deliver to be repurchased, provided, that if any of the 2037 Notes is in the form of a Global Security, then a beneficial owner of a 2037 Note shall comply with the procedures of the Depositary applicable to the repurchase of a Global Security,

(B)                                the portion of the Principal Amount of the 2037 Note which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

(C)                                that such 2037 Note shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified under the caption “Repurchase by the Company at the Option of the Holder” of the 2037 Notes and in this Indenture, and

(2)                                  book-entry transfer or delivery of such 2037 Note to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Article Twelve only if the 2037 Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Article Twelve, a portion of a 2037 Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2037 Note also apply to the purchase of such portion of such 2037 Note.

Any purchase by the Company contemplated pursuant to the provisions of this Article Twelve shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of the 2037 Note.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 12.01 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 12.02                          Notice of the Company

No later than 20 Business Days prior to each Repurchase Date, the Company shall send a notice (a “Company Notice”) to holders of Series A 2037 Notes, Series B 2037 Notes or Series C 2037 Notes, as applicable, of the repurchase right, stating, among other things:

(A)                              the Repurchase Price and the Conversion Rate;

(B)                                the name and address of the Paying Agent and the Conversion Agent;

(C)                                that 2037 Notes as to which a Repurchase Notice has been given may be converted pursuant to Article Eleven hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(D)                               that 2037 Notes must be surrendered to the Paying Agent to collect payment;

(E)                                 that the Repurchase Price for any 2037 Note as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2037 Note as described in (D);

(F)                                 the procedures the Holder must follow to exercise repurchase rights under this Article Twelve and a brief description of those rights;

(G)                                briefly, the conversion rights of the 2037 Notes; and

(H)                               the procedures for withdrawing a Repurchase Notice.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Section 12.03                          Procedure upon Repurchase

The Company shall deposit cash at the time and in the manner as provided in Section 12.05, sufficient to pay the aggregate Repurchase Price of all 2037 Notes to be purchased on the applicable Repurchase Date pursuant to this Article Twelve.

Section 12.04                          Effect of Repurchase Notice

Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the 2037 Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2037 Note. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2037 Note (provided the conditions in Section 12.01 have been satisfied) and (y) the time of book-entry transfer or delivery of such 2037 Note to the Paying Agent by the Holder thereof in the manner required by Section 12.01. 2037 Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Eleven hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date specifying:

(1)                                  the certificate number of the 2037 Note in respect of which such notice of withdrawal is being submitted or if any of the 2037 Notes is in the form of a Global Security, then a beneficial owner of a 2037 Note shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Notice;

(2)                                  the Principal Amount of the 2037 Note with respect to which such notice of withdrawal is being submitted; and

(3)                                  the Principal Amount, if any, of such 2037 Note which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

There shall be no purchase of any 2037 Notes pursuant to this Article Twelve if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2037 Notes, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2037 Notes). The Paying Agent will promptly return to the respective Holders thereof any 2037 Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2037 Notes) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 12.05                          Deposit of Repurchase Price

Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all of the 2037 Notes or portions thereof which are to be purchased as of the Repurchase Date. If the Trustee or the Paying Agent holds, in accordance with the terms hereof at 11:00 a.m. on the Business Day following the Repurchase Date, cash sufficient to pay the Repurchase Price of any 2037 Notes for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 12.04, then, on and after such date, such 2037 Notes will cease to be outstanding and interest, if any, on such 2037 Notes will cease to accrue, whether or not such 2037 Notes are transferred by book entry or delivered to the Trustee or Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such 2037 Notes, together with any necessary endorsement) and the repurchased 2037 Notes shall be cancelled.

Section 12.06                          Securities Repurchased in Part

Any 2037 Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2037 Note, without service charge, a new 2037 Note or 2037 Notes of the same Series, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2037 Note so surrendered which is not purchased.

Section 12.07                          Compliance with Securities Laws Upon Purchase of Securities

In connection with any offer to purchase or purchase of 2037 Notes under this Article Twelve (provided that if such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act.

Section 12.08                          Repayment to the Company

The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the extent the aggregate amount of cash deposited by the Company pursuant to Section 12.05 exceeds the aggregate Repurchase Price of the 2037 Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon. After that, Holders entitled to money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

SECTION 212                       Amendment to Events of Default.

(a)                                  Section 6.01 of the Indenture is amended to delete the existing paragraph (7) thereof and to add the following paragraphs immediately following paragraph (6) thereof:

(7)                                  the Company’s failure to deliver cash, or, if applicable, Ordinary Shares, upon conversion of a 2037 Note, and that failure continues for 10 days;

(8)                                  the Company’s failure to give notice to the Trustee and each Holder of the 2037 Notes of a Fundamental Change as provided in Section 11.02.

(b)                                 Section 6.01 of the Indenture is amended by inserting the following paragraph after the final paragraph in Section 6.01:

Notwithstanding anything herein or in the Series 2037 Notes to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to file any documents or reports that the Company is required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the notes equal to 0.25% of the Principal Amount of the 2037 Notes (the “Additional Interest”). If the Company so elects, such Additional Interest will be effective with respect to all outstanding 2037 Notes on or before the date on which such Event of Default first occurs. On the 120th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 120th day), the 2037 Notes will be subject to acceleration as provided in this Section 6.01 and Section 6.02. The provisions of the Indenture described in this paragraph will not affect the rights of Holders of the 2037 Notes in the event of the occurrence of any Event of Default. In the event the Company does not elect to pay the Additional Interest upon an Event of Default in accordance with this paragraph, the 2037 Notes will be subject to acceleration as provided in this Section 6.01 and Section 6.02.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301                       Integral Part.

This Second Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 302                       General Definitions.

For all purposes of this Second Supplemental Indenture:

(a)                                  capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(b)                                 the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Second Supplemental Indenture.

SECTION 303                       Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 304                       Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 305                       Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

TRANSOCEAN INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

ANNEX A

[FORM OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

FORM OF 1.625% SERIES A CONVERTIBLE SENIOR NOTE

DUE DECEMBER 15, 2037

TRANSOCEAN INC.

Issue Date: December 11, 2007	Maturity: December 15, 2037

Principal Amount: $	CUSIP: 893830 AU3

Registered: No. R-	ISIN: US893830AU32

Transocean Inc., a Cayman Islands exempted company limited by shares (herein called the “Company”, which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] Dollars ($) on December 15, 2037 and to pay interest thereon and Tax Additional Amounts, if any, in immediately available funds as specified on the other side of this Security.  This Security is convertible as specified on the reverse of this Security.

Payment of the principal of and interest on and Tax Additional Amounts, if any, with respect to this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York or Fort Worth, Texas in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest and Tax Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the accounts designated by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

TRANSOCEAN INC.

By:
Name:
Title:
Attest:

Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Authorized Signatory

Date of Authentication:

[Reverse of Security]

TRANSOCEAN INC.

1.625% SERIES A CONVERTIBLE SENIOR NOTE DUE DECEMBER 15, 2037

This Security is one of a duly authorized issue of senior securities of the Company issued and to be issued in one or more series under an Indenture, dated as of December 11, 2007, as amended by the First Supplemental Indenture thereto dated as of December 11, 2007, and the Second Supplemental Indenture thereto dated as of December 11, 2007 (as so amended, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), or their respective predecessors, as applicable, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which is initially in the aggregate principal amount of $2,200,000,000.00. As used herein, the term “Securities” means securities of the series designated on the face hereof except that, where the context requires that such term be construed as including another series of securities (e.g., where phrases such as “Securities of each series” or “Securities of any series” or similar phrases are used), the term “Securities” means securities of any series issued or to be issued under the Indenture.

The Company may, without the consent of the existing holders of the Securities, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Securities.  Any additional Securities having such similar terms, together with the Securities, will constitute a single series of Securities under the Indenture.

Interest

The rate at which this Security shall bear interest shall be 1.625% per annum.  The date from which interest shall accrue for this Security shall be December 11, 2007.  The Interest Payment Dates on which interest on this Security shall be payable are June 15 and December 15 of each year, commencing on June 15, 2008.  The Regular Record Date for the interest payable on this Security on any Interest Payment Date shall be the June 1 or December 1, as the case may be, immediately preceding such Interest Payment Date.  Interest will cease to accrue on this Security upon its maturity, conversion, purchase by the Company at the option of a holder or redemption.

Method of Payment

Payments in respect of principal of and interest, if any, on the Securities shall be made by the Company in immediately available funds.

Optional Redemption

No sinking fund is provided for the Securities of this series. After December 20, 2010, the Securities of this series are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a redemption price (the “Redemption Price”) equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Redemption Date. However, if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Redemption Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Redemption Price.

If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot, (ii) pro rata or (iii) by any other method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder’s Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Securities or portions thereof called for redemption.

Purchase of Securities at Option of Holder Upon a Fundamental Change

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on a date selected by the Company that is not less than 20 days and not more than 35 days after the occurrence of a Fundamental Change (or a longer period if required by law), at a Fundamental Change Purchase Price equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Fundamental Change Purchase Date. However, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Fundamental Change Purchase Price. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

Conversion

A Holder of a Security may convert the Principal Amount of such Security (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into, for each $1,000 Principal Amount of Securities converted, cash and Ordinary Shares, if any, equal to the sum of the Daily Settlement Amounts

(such sum, the “Conversion Proceeds”) for each of the 20 VWAP Trading Days during the relevant Conversion Period, at any time during the periods described below at the Conversion Rate then in effect; provided, however, that the Company will deliver cash in lieu of fractional shares (including, without limitation, by check or wire transfer) based upon the VWA Price on the last VWAP Trading Day in the Conversion Period as described in the Indenture. The Securities may be converted during any period in which one of the following conditions is satisfied:

     (a) Conversion Based on Ordinary Share Price. During any calendar quarter commencing at any time after March 31, 2008, and only during such calendar quarter, if the Last Reported Sale Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 130% of the Conversion Price per share on the last day of such preceding calendar quarter. The Company will determine at the beginning of each calendar quarter commencing at any time after March 31, 2008 whether the Securities are convertible as a result of the price of the Ordinary Shares and shall promptly notify the Trustee and the Conversion Agent thereof.  Upon determining that the Holders are entitled to convert their Securities in accordance with this subsection (a), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC.  “Last Reported Sale Price” on any date means the closing sale price per Ordinary Share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the New York Stock Exchange or, if the Ordinary Shares are not listed on the New York Stock Exchange, as reported in composite transactions for the principal U.S. securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not traded on such an exchange, the market value of an Ordinary Share as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. As referred to in this paragraph, “Conversion Price” means $1,000 divided by the Conversion Rate.

     (b) Conversion Based on Trading Price. Prior to the Stated Maturity of the Securities, during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price (calculated using the Trading Price for each of the Trading Days in the Note Measurement Period) per $1,000 Principal Amount of the Securities was equal to or less than ninety-eight percent (98%) of the average Conversion Value during the Note Measurement Period (the “Trading Price Condition”), as determined following a request by a Holder of the Securities in accordance with the procedures described below. The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least five million dollars ($5,000,000) in aggregate Principal Amount of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of the Securities would be equal to or less than ninety-eight percent (98%) of the Conversion Value. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 Principal Amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 Principal Amount of Securities, on a given Trading Day, means the product of the Last Reported Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.  Promptly after the Securities become convertible into cash and, if applicable, Ordinary Shares in accordance with this clause (b) and promptly after the Securities become no longer so convertible in accordance with this clause (b), the Company shall give the Conversion Agent and the Trustee notice thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with this subsection (b), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC.

     Except as described below, the “Trading Price,” as referred to in this subsection (b), of the Securities on any day means the average secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers to be selected by the Company. However, if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of the two bids will instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then that one bid will be used.  Even still, if on any given day: (a) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer or (b) in the Company’s reasonable, good faith judgment, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 Principal Amount of the Securities will be deemed to be less than 98% of the Conversion Value on that day.

     (c) Conversion Upon Occurrence of Specified Corporate Transactions.

     (i) If the Company elects to distribute to all holders of Ordinary Shares (A) rights or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days after the record date for such distribution, Ordinary Shares at less than the Last Reported Sale Price for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, or (B) shares of capital stock, evidence of indebtedness or other assets (excluding dividends or distributions described in Sections 11.07(a) and 11.07(b) of the Indenture), which distribution pursuant to clause (B), together with all other distributions within the preceding 12 months (but not including any distributions made prior to December 5, 2007), has a per share value exceeding 15% of the Last Reported Sale Price for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution, then the Company must notify the Holders at least 25 scheduled Trading Days prior to the Ex-dividend Date for such distribution.  Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-dividend Date or the day on which any announcement by the Company that such distribution will not take place, even if the Securities are not otherwise convertible at that time.  No adjustment to the ability of Holders to convert will be made if Holders are entitled to participate in the distribution without conversion.

     (ii) If the Company is a party to a Fundamental Change, at any time from or after the Effective Date (or the date which is 15 days prior to the anticipated effective date of the transaction described in Section 3.12(a)(ii) of the Indenture) until the later of (a) the day before the Fundamental Change Purchase Date and (b) 30 days after the actual effective date of such Fundamental Change. After the Effective Date, settlement of the Conversion Value will be based on the kind and amount of cash, securities or other assets of the Company or another Person that a holder of Ordinary Shares received in such transaction; provided that, for the avoidance of doubt, the Conversion Value will be paid in cash and Reference Property in accordance with the terms of the Indenture. The Company shall give written notice to the Holders and the Trustee and the Conversion Agent of any such Fundamental Change and the anticipated Effective Date, if applicable, and issue a press release providing the same information no later than 15 days prior to the anticipated Effective Date, unless such Fundamental Change is a Fundamental Change described in Section 3.12 (a)(i) or (a)(iii) of the Indenture in which case the Company shall give such notice no later than the later of (x) one business day following the Effective Date or (y) two business days following the date on which officers of the Company first learned of such Fundamental Change following the Effective Date of such Fundamental Change.

(iii) If the Company is party to a combination, merger, recapitalization, reclassification, binding share exchange or similar transaction or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the Ordinary Shares would be converted into cash, securities or other property that does not also constitute a Fundamental Change.  In such event, a Holder will have the right to convert the Securities at any time beginning 15 days prior to the anticipated effective date of such transaction and ending on the 30th scheduled Trading Day following the effective date of such transaction.  The Company shall give written notice to the Holders and the Trustee of any such transaction as promptly as practicable following the date the Company publicly announces the transaction but in no event less than 15 days prior to the anticipated effective date of the transaction.

(d) Conversion upon Notice of Redemption.  If the Securities have been called for redemption, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date.

(e) Conversion During Quarter Prior to Stated Maturity.  At any time on or after September 15, 2037 until the close of business on the Business Day immediately preceding the Stated Maturity.

A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 5.9310 Ordinary Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture.

Securities surrendered for conversion after the close of business on any Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business of such Interest Payment Date must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest

Payment Date; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date, (2) only to the extent of overdue interest, if any overdue interest exists at the date of conversion with respect to a Security, (3) if the Security is surrendered for conversion after the Regular Record Date immediately preceding the Stated Maturity of the Security, or (4) if the Security is surrendered in connection with a call for redemption with a Redemption Date that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Ordinary Shares except as provided in the Indenture.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

Repurchase by the Company at the Option of the Holder

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on December 15, 2010, December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a “Repurchase Date”), upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                The “Repurchase Price” shall be equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Repurchase Date.  If the Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Repurchase Price.

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Business Day following the Repurchase Date, interest ceases to accrue on such Securities (or portions thereof)

on such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

Tax Additional Amounts

The Company shall pay any amounts due with respect to the payments on the Security without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of the Cayman Islands or any other jurisdiction in which the Company is resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction  is required by law.  If such deduction or withholding is at any time required, the Company will (subject to compliance by such Holder with any relevant administrative requirements) pay each Holder such additional amounts (“Tax Additional Amounts”) as will result in such Holders receipt of such amounts as it would have received had no such withholding or deduction been required.

If the Taxing Jurisdiction requires the Company to deduct or withhold any Withholding Tax, the Company will (subject to compliance by a Holder with any relevant administrative requirements) pay such Tax Additional Amounts in respect of principal amount, Redemption Price, Repurchase Price and interest (if any) in accordance with the terms of the Security and the Indenture; provided, however, that the foregoing shall not apply to:

(a)           any Withholding Tax which would not be payable or due but for the fact that (1) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of principal amount, Redemption Price, Repurchase Price and Interest (if any), in accordance with the terms of the Security and the Indenture or the enforcement of the Security or (2) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(b)           any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(c)           any Withholding Tax attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, Redemption Price, Repurchase Price and interest (if any);

(d)           any Withholding Tax which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the Security, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such Withholding Tax;

(e)           to the extent a Holder is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction; or

(f)            any combination of the instances described in (a) through (e).

With respect to clause (e), above, in the absence of evidence satisfactory to the Company, the Company may conclusively presume that a Holder of a Security is entitled to a refund or credit of all amounts required to be withheld.  The Company shall not be required to pay any Tax Additional Amounts to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the register of the Securities, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of other authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Amendment, Supplement and Waiver; Limitation on Suits

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected (acting as one class). The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class), to waive compliance by the Company with certain existing or past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Subject to the right of the Holder of any Securities of this series to institute proceedings to enforce the Holder’s right to receive payment of the principal thereof and interest thereon (or repurchase price thereof) and any Tax Additional Amounts with respect thereto and to receive shares on conversion, no Holder of the Securities of this series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)           the Holders of not less than 25% in principal amount of the then Outstanding Securities of this series shall have made written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Securities of this series;

it being understood and intended that no one or more of such Holders shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Successor Corporation

When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person will (except in certain circumstances specified in the Indenture) be released from those obligations.

Defaults and Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, all unpaid Principal Amount plus accrued and unpaid interest through the acceleration date of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

No Recourse Against Others

No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Definitions

All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

CONVERSION NOTICE

To convert this Security into Ordinary Shares of the Company, check box: [ ]

To convert only part of this Security, state the Principal Amount to be converted

(must be $1,000 or a multiple of $1,000): $                        .

If you want the shares registered in another person’s name, fill in the form below:

ASSIGNMENT FORM

        To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax ID. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer this Security on the books of the Company. The
agent may substitute another to act for him.

Dated:

Your Name:

(Print your name exactly as it appears on the face of this Security)

Your Signature:

(Sign exactly as your name appears on the face of this Security)

SIGNATURE GUARANTEE*:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL CHANGE

If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 3.12 of the Indenture, check the following box: ☐

If you want to have only part of this Security purchased by the Company pursuant to Section 3.12 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $

Your Signature:	Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

ANNEX B

[FORM OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

FORM OF 1.50% SERIES B CONVERTIBLE SENIOR NOTE

DUE DECEMBER 15, 2037

TRANSOCEAN INC.

Issue Date: December 11, 2007	Maturity: December 15, 2037

Principal Amount: $	CUSIP: 893830 AV1

Registered: No. R-	ISIN: US893830AV15

Transocean Inc., a Cayman Islands exempted company limited by shares (herein called the “Company”, which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] Dollars ($) on December 15, 2037 and to pay interest thereon and Tax Additional Amounts, if any, in immediately available funds as specified on the other side of this Security.  This Security is convertible as specified on the reverse of this Security.

Payment of the principal of and interest on and Tax Additional Amounts, if any, with respect to this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York or Fort Worth, Texas in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest and Tax Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the accounts designated by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 11, 2007

TRANSOCEAN INC.

By:
Name:
Title

Attest:

Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Authorized Signatory

Date of Authentication:

[Reverse of Security]

TRANSOCEAN INC.

1.50% SERIES B CONVERTIBLE SENIOR NOTE DUE DECEMBER 15, 2037

This Security is one of a duly authorized issue of senior securities of the Company issued and to be issued in one or more series under an Indenture, dated as of December 11, 2007, as amended by the First Supplemental Indenture thereto dated as of December 11, 2007, and the Second Supplemental Indenture thereto dated as of December 11, 2007 (as so amended, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), or their respective predecessors, as applicable, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which is initially in the aggregate principal amount of $2,200,000,000.00. As used herein, the term “Securities” means securities of the series designated on the face hereof except that, where the context requires that such term be construed as including another series of securities (e.g., where phrases such as “Securities of each series” or “Securities of any series” or similar phrases are used), the term “Securities” means securities of any series issued or to be issued under the Indenture.

The Company may, without the consent of the existing holders of the Securities, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Securities. Any additional Securities having such similar terms, together with the Securities, will constitute a single series of Securities under the Indenture.

Interest

The rate at which this Security shall bear interest shall be 1.50% per annum. The date from which interest shall accrue for this Security shall be December 11, 2007. The Interest Payment Dates on which interest on this Security shall be payable are June 15 and December 15 of each year, commencing on June 15, 2008. The Regular Record Date for the interest payable on this Security on any Interest Payment Date shall be the June 1 or December 1, as the case may be, immediately preceding such Interest Payment Date. Interest will cease to accrue on this Security upon its maturity, conversion, purchase by the Company at the option of a holder or redemption.

Method of Payment

Payments in respect of principal of and interest, if any, on the Securities shall be made by the Company in immediately available funds.

Optional Redemption

No sinking fund is provided for the Securities of this series. After December 20, 2011, the Securities of this series are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a redemption price (the “Redemption Price”) equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Redemption Date. However, if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Redemption Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Redemption Price.

If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot, (ii) pro rata or (iii) by any other method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder’s Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Securities or portions thereof called for redemption.

Purchase of Securities at Option of Holder Upon a Fundamental Change

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on a date selected by the Company that is not less than 20 days and not more than 35 days after the occurrence of a Fundamental Change (or a longer period if required by law), at a Fundamental Change Purchase Price equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Fundamental Change Purchase Date. However, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Fundamental Change Purchase Price. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

Conversion

A Holder of a Security may convert the Principal Amount of such Security (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into, for each $1,000 Principal Amount of Securities converted, cash and Ordinary Shares, if any, equal to the sum of the Daily Settlement Amounts

(such sum, the “Conversion Proceeds”) for each of the 20 VWAP Trading Days during the relevant Conversion Period, at any time during the periods described below at the Conversion Rate then in effect; provided, however, that the Company will deliver cash in lieu of fractional shares (including, without limitation, by check or wire transfer) based upon the VWA Price on the last VWAP Trading Day in the Conversion Period as described in the Indenture. The Securities may be converted during any period in which one of the following conditions is satisfied:

(a) Conversion Based on Ordinary Share Price. During any calendar quarter commencing at any time after March 31, 2008, and only during such calendar quarter, if the Last Reported Sale Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 130% of the Conversion Price per share on the last day of such preceding calendar quarter. The Company will determine at the beginning of each calendar quarter commencing at any time after March 31, 2008 whether the Securities are convertible as a result of the price of the Ordinary Shares and shall promptly notify the Trustee and the Conversion Agent thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with this subsection (a), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC. “Last Reported Sale Price” on any date means the closing sale price per Ordinary Share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the New York Stock Exchange or, if the Ordinary Shares are not listed on the New York Stock Exchange, as reported in composite transactions for the principal U.S. securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not traded on such an exchange, the market value of an Ordinary Share as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. As referred to in this paragraph, “Conversion Price” means $1,000 divided by the Conversion Rate.

(b) Conversion Based on Trading Price. Prior to the Stated Maturity of the Securities, during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price (calculated using the Trading Price for each of the Trading Days in the Note Measurement Period) per $1,000 Principal Amount of the Securities was equal to or less than ninety-eight percent (98%) of the average Conversion Value during the Note Measurement Period (the “Trading Price Condition”), as determined following a request by a Holder of the Securities in accordance with the procedures described below. The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least five million dollars ($5,000,000) in aggregate Principal Amount of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of the Securities would be equal to or less than ninety-eight percent (98%) of the Conversion Value. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 Principal Amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 Principal Amount of Securities, on a given Trading Day, means the product of the Last Reported Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day. Promptly after the Securities become convertible into cash and, if applicable, Ordinary Shares in accordance with this clause (b) and promptly after the Securities become no longer so convertible in accordance with this clause (b), the Company shall give the Conversion Agent and the Trustee notice thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with this subsection (b), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC.

Except as described below, the “Trading Price,” as referred to in this subsection (b), of the Securities on any day means the average secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers to be selected by the Company. However, if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of the two bids will instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then that one bid will be used. Even still, if on any given day: (a) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer or (b) in the Company’s reasonable, good faith judgment, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 Principal Amount of the Securities will be deemed to be less than 98% of the Conversion Value on that day.

(c) Conversion Upon Occurrence of Specified Corporate Transactions.

(i) If the Company elects to distribute to all holders of Ordinary Shares (A) rights or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days after the record date for such distribution, Ordinary Shares at less than the Last Reported Sale Price for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, or (B) shares of capital stock, evidence of indebtedness or other assets (excluding dividends or distributions described in Sections 11.07(a) and 11.07(b) of the Indenture), which distribution pursuant to clause (B), together with all other distributions within the preceding 12 months (but not including any distributions made prior to December 5, 2007), has a per share value exceeding 15% of the Last Reported Sale Price for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution, then the Company must notify the Holders at least 25 scheduled Trading Days prior to the Ex-dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-dividend Date or the day on which any announcement by the Company that such distribution will not take place, even if the Securities are not otherwise convertible at that time. No adjustment to the ability of Holders to convert will be made if Holders are entitled to participate in the distribution without conversion.

(ii) If the Company is a party to a Fundamental Change, at any time from or after the Effective Date (or the date which is 15 days prior to the anticipated effective date of the transaction described in Section 3.12(a)(ii) of the Indenture) until the later of (a) the day before the Fundamental Change Purchase Date and (b) 30 days after the actual effective date of such Fundamental Change. After the Effective Date, settlement of the Conversion Value will be based on the kind and amount of cash, securities or other assets of the Company or another Person that a holder of Ordinary Shares received in such transaction; provided that, for the avoidance of doubt, the Conversion Value will be paid in cash and Reference Property in accordance with the terms of the Indenture. The Company shall give written notice to the Holders and the Trustee and the Conversion Agent of any such Fundamental Change and the anticipated Effective Date, if applicable, and issue a press release providing the same information no later than 15 days prior to the anticipated Effective Date, unless such Fundamental Change is a Fundamental Change described in Section 3.12 (a)(i) or (a)(iii) of the Indenture in which case the Company shall give such notice no later than the later of (x) one business day following the Effective Date or (y) two business days following the date on which officers of the Company first learned of such Fundamental Change following the Effective Date of such Fundamental Change.

(iii) If the Company is party to a combination, merger, recapitalization, reclassification, binding share exchange or similar transaction or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the Ordinary Shares would be converted into cash, securities or other property that does not also constitute a Fundamental Change. In such event, a Holder will have the right to convert the Securities at any time beginning 15 days prior to the anticipated effective date of such transaction and ending on the 30th scheduled Trading Day following the effective date of such transaction. The Company shall give written notice to the Holders and the Trustee of any such transaction as promptly as practicable following the date the Company publicly announces the transaction but in no event less than 15 days prior to the anticipated effective date of the transaction.

(d) Conversion upon Notice of Redemption. If the Securities have been called for redemption, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date.

(e) Conversion During Quarter Prior to Stated Maturity. At any time on or after September 15, 2037 until the close of business on the Business Day immediately preceding the Stated Maturity.

A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 5.9310 Ordinary Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture.

Securities surrendered for conversion after the close of business on any Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business of such Interest Payment Date must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such

Interest Payment Date; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date, (2) only to the extent of overdue interest, if any overdue interest exists at the date of conversion with respect to a Security, (3) if the Security is surrendered for conversion after the Regular Record Date immediately preceding the Stated Maturity of the Security, or (4) if the Security is surrendered in connection with a call for redemption with a Redemption Date that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Ordinary Shares except as provided in the Indenture.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

Repurchase by the Company at the Option of the Holder

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on December 15, 2011, December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a “Repurchase Date”), upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

The “Repurchase Price” shall be equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Repurchase Date. If the Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Repurchase Price.

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Business Day following the Repurchase Date, interest ceases to accrue on such Securities (or portions thereof)

on such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

Tax Additional Amounts

The Company shall pay any amounts due with respect to the payments on the Security without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of the Cayman Islands or any other jurisdiction in which the Company is resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, the Company will (subject to compliance by such Holder with any relevant administrative requirements) pay each Holder such additional amounts (“Tax Additional Amounts”) as will result in such Holders receipt of such amounts as it would have received had no such withholding or deduction been required.

If the Taxing Jurisdiction requires the Company to deduct or withhold any Withholding Tax, the Company will (subject to compliance by a Holder with any relevant administrative requirements) pay such Tax Additional Amounts in respect of principal amount, Redemption Price, Repurchase Price and interest (if any) in accordance with the terms of the Security and the Indenture; provided, however, that the foregoing shall not apply to:

(a)           any Withholding Tax which would not be payable or due but for the fact that (1) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of principal amount, Redemption Price, Repurchase Price and Interest (if any), in accordance with the terms of the Security and the Indenture or the enforcement of the Security or (2) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(b)           any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(c)           any Withholding Tax attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, Redemption Price, Repurchase Price and interest (if any);

(d)           any Withholding Tax which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the Security, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such Withholding Tax;

(e)           to the extent a Holder is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction; or

(f)            any combination of the instances described in (a) through (e).

With respect to clause (e), above, in the absence of evidence satisfactory to the Company, the Company may conclusively presume that a Holder of a Security is entitled to a refund or credit of all amounts required to be withheld. The Company shall not be required to pay any Tax Additional Amounts to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the register of the Securities, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of other authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Amendment, Supplement and Waiver; Limitation on Suits

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected (acting as one class). The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class), to waive compliance by the Company with certain existing or past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Subject to the right of the Holder of any Securities of this series to institute proceedings to enforce the Holder’s right to receive payment of the principal thereof and interest thereon (or repurchase price thereof) and any Tax Additional Amounts with respect thereto and to receive shares on conversion, no Holder of the Securities of this series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)           the Holders of not less than 25% in principal amount of the then Outstanding Securities of this series shall have made written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Securities of this series;

it being understood and intended that no one or more of such Holders shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Successor Corporation

When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person will (except in certain circumstances specified in the Indenture) be released from those obligations.

Defaults and Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, all unpaid Principal Amount plus accrued and unpaid interest through the acceleration date of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

No Recourse Against Others

No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Definitions

All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

CONVERSION NOTICE

To convert this Security into Ordinary Shares of the Company, check box: [ ]

To convert only part of this Security, state the Principal Amount to be converted

(must be $1,000 or a multiple of $1,000): $                    .

If you want the shares registered in another person’s name, fill in the form below:

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax ID. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer this Security on the books of the Company. The
agent may substitute another to act for him.

Dated:

Your Name:

(Print your name exactly as it appears on the face of this Security)

Your Signature:

(Sign exactly as your name appears on the face of this Security)

SIGNATURE GUARANTEE*:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL CHANGE

If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 3.12 of the Indenture, check the following box: ☐

If you want to have only part of this Security purchased by the Company pursuant to Section 3.12 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $

Your Signature:	Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by: By

By:

*      The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

ANNEX C

[FORM OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

FORM OF 1.50% SERIES C CONVERTIBLE SENIOR NOTE

DUE DECEMBER 15, 2037

TRANSOCEAN INC.

Issue Date: December 11, 2007	Maturity: December 15, 2037

Principal Amount: $	CUSIP: 893830 AW9

Registered: No. R-	ISIN: US893830AW97

Transocean Inc., a Cayman Islands exempted company limited by shares (herein called the “Company”, which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] Dollars ($) on December 15, 2037 and to pay interest thereon and Tax Additional Amounts, if any, in immediately available funds as specified on the other side of this Security. This Security is convertible as specified on the reverse of this Security.

Payment of the principal of and interest on and Tax Additional Amounts, if any, with respect to this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York or Fort Worth, Texas in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest and Tax Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the accounts designated by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

TRANSOCEAN INC.

By:
Name:
Title:
Attest:

Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Authorized Signatory

Date of Authentication:

[Reverse of Security]

TRANSOCEAN INC.

1.50% SERIES C CONVERTIBLE SENIOR NOTE DUE DECEMBER 15, 2037

This Security is one of a duly authorized issue of senior securities of the Company issued and to be issued in one or more series under an Indenture, dated as of December 11, 2007, as amended by the First Supplemental Indenture thereto dated as of December 11, 2007, and the Second Supplemental Indenture thereto dated as of December 11, 2007 (as so amended, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), or their respective predecessors, as applicable, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which is initially in the aggregate principal amount of $2,200,000,000.00. As used herein, the term “Securities” means securities of the series designated on the face hereof except that, where the context requires that such term be construed as including another series of securities (e.g., where phrases such as “Securities of each series” or “Securities of any series” or similar phrases are used), the term “Securities” means securities of any series issued or to be issued under the Indenture.

The Company may, without the consent of the existing holders of the Securities, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Securities. Any additional Securities having such similar terms, together with the Securities, will constitute a single series of Securities under the Indenture.

Interest

The rate at which this Security shall bear interest shall be 1.50% per annum. The date from which interest shall accrue for this Security shall be December 11, 2007. The Interest Payment Dates on which interest on this Security shall be payable are June 15 and December 15 of each year, commencing on June 15, 2008. The Regular Record Date for the interest payable on this Security on any Interest Payment Date shall be the June 1 or December 1, as the case may be, immediately preceding such Interest Payment Date. Interest will cease to accrue on this Security upon its maturity, conversion, purchase by the Company at the option of a holder or redemption.

Method of Payment

Payments in respect of principal of and interest, if any, on the Securities shall be made by the Company in immediately available funds.

Optional Redemption

No sinking fund is provided for the Securities of this series. After December 20, 2012, the Securities of this series are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a redemption price (the “Redemption Price”) equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Redemption Date. However, if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Redemption Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Redemption Price.

If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot, (ii) pro rata or (iii) by any other method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder’s Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Securities or portions thereof called for redemption.

Purchase of Securities at Option of Holder Upon a Fundamental Change

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on a date selected by the Company that is not less than 20 days and not more than 35 days after the occurrence of a Fundamental Change (or a longer period if required by law), at a Fundamental Change Purchase Price equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Fundamental Change Purchase Date. However, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Fundamental Change Purchase Price. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

Conversion

A Holder of a Security may convert the Principal Amount of such Security (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into, for each $1,000 Principal Amount of Securities converted, cash and Ordinary Shares, if any, equal to the sum of the Daily Settlement Amounts

(such sum, the “Conversion Proceeds”) for each of the 20 VWAP Trading Days during the relevant Conversion Period, at any time during the periods described below at the Conversion Rate then in effect; provided, however, that the Company will deliver cash in lieu of fractional shares (including, without limitation, by check or wire transfer) based upon the VWA Price on the last VWAP Trading Day in the Conversion Period as described in the Indenture. The Securities may be converted during any period in which one of the following conditions is satisfied:

(a) Conversion Based on Ordinary Share Price. During any calendar quarter commencing at any time after March 31, 2008, and only during such calendar quarter, if the Last Reported Sale Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 130% of the Conversion Price per share on the last day of such preceding calendar quarter. The Company will determine at the beginning of each calendar quarter commencing at any time after March 31, 2008 whether the Securities are convertible as a result of the price of the Ordinary Shares and shall promptly notify the Trustee and the Conversion Agent thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with this subsection (a), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC. “Last Reported Sale Price” on any date means the closing sale price per Ordinary Share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the New York Stock Exchange or, if the Ordinary Shares are not listed on the New York Stock Exchange, as reported in composite transactions for the principal U.S. securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not traded on such an exchange, the market value of an Ordinary Share as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. As referred to in this paragraph, “Conversion Price” means $1,000 divided by the Conversion Rate.

(b) Conversion Based on Trading Price. Prior to the Stated Maturity of the Securities, during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price (calculated using the Trading Price for each of the Trading Days in the Note Measurement Period) per $1,000 Principal Amount of the Securities was equal to or less than ninety-eight percent (98%) of the average Conversion Value during the Note Measurement Period (the “Trading Price Condition”), as determined following a request by a Holder of the Securities in accordance with the procedures described below. The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least five million dollars ($5,000,000) in aggregate Principal Amount of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of the Securities would be equal to or less than ninety-eight percent (98%) of the Conversion Value. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 Principal Amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 Principal Amount of Securities, on a given Trading Day, means the product of the Last Reported Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day. Promptly after the Securities become convertible into cash and, if applicable, Ordinary Shares in accordance with this clause (b) and promptly after the Securities become no longer so convertible in accordance with this clause (b), the Company shall give the Conversion Agent and the Trustee notice thereof. Upon determining that the Holders are entitled to convert their Securities in accordance with this subsection (b), the Company will promptly (1) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (2) provide notice to the Holders in a manner contemplated by the Indenture, including through the facilities of DTC.

Except as described below, the “Trading Price,” as referred to in this subsection (b), of the Securities on any day means the average secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount of Securities at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers to be selected by the Company. However, if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of the two bids will instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then that one bid will be used. Even still, if on any given day: (a) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Securities from an independent nationally recognized securities dealer or (b) in the Company’s reasonable, good faith judgment, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 Principal Amount of the Securities will be deemed to be less than 98% of the Conversion Value on that day.

(c) Conversion Upon Occurrence of Specified Corporate Transactions.

(i) If the Company elects to distribute to all holders of Ordinary Shares (A) rights or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days after the record date for such distribution, Ordinary Shares at less than the Last Reported Sale Price for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, or (B) shares of capital stock, evidence of indebtedness or other assets (excluding dividends or distributions described in Sections 11.07(a) and 11.07(b) of the Indenture), which distribution pursuant to clause (B), together with all other distributions within the preceding 12 months (but not including any distributions made prior to December 5, 2007), has a per share value exceeding 15% of the Last Reported Sale Price for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution, then the Company must notify the Holders at least 25 scheduled Trading Days prior to the Ex-dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-dividend Date or the day on which any announcement by the Company that such distribution will not take place, even if the Securities are not otherwise convertible at that time. No adjustment to the ability of Holders to convert will be made if Holders are entitled to participate in the distribution without conversion.

(ii) If the Company is a party to a Fundamental Change, at any time from or after the Effective Date (or the date which is 15 days prior to the anticipated effective date of the transaction described in Section 3.12(a)(ii) of the Indenture) until the later of (a) the day before the Fundamental Change Purchase Date and (b) 30 days after the actual effective date of such Fundamental Change. After the Effective Date, settlement of the Conversion Value will be based on the kind and amount of cash, securities or other assets of the Company or another Person that a holder of Ordinary Shares received in such transaction; provided that, for the avoidance of doubt, the Conversion Value will be paid in cash and Reference Property in accordance with the terms of the Indenture. The Company shall give written notice to the Holders and the Trustee and the Conversion Agent of any such Fundamental Change and the anticipated Effective Date, if applicable, and issue a press release providing the same information no later than 15 days prior to the anticipated Effective Date, unless such Fundamental Change is a Fundamental Change described in Section 3.12 (a)(i) or (a)(iii) of the Indenture in which case the Company shall give such notice no later than the later of (x) one business day following the Effective Date or (y) two business days following the date on which officers of the Company first learned of such Fundamental Change following the Effective Date of such Fundamental Change.

(iii) If the Company is party to a combination, merger, recapitalization, reclassification, binding share exchange or similar transaction or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the Ordinary Shares would be converted into cash, securities or other property that does not also constitute a Fundamental Change. In such event, a Holder will have the right to convert the Securities at any time beginning 15 days prior to the anticipated effective date of such transaction and ending on the 30th scheduled Trading Day following the effective date of such transaction. The Company shall give written notice to the Holders and the Trustee of any such transaction as promptly as practicable following the date the Company publicly announces the transaction but in no event less than 15 days prior to the anticipated effective date of the transaction.

(d) Conversion upon Notice of Redemption. If the Securities have been called for redemption, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date.

(e) Conversion During Quarter Prior to Stated Maturity. At any time on or after September 15, 2037 until the close of business on the Business Day immediately preceding the Stated Maturity.

A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 5.9310 Ordinary Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture.

Securities surrendered for conversion after the close of business on any Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business of such Interest Payment Date must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest

Payment Date; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date, (2) only to the extent of overdue interest, if any overdue interest exists at the date of conversion with respect to a Security, (3) if the Security is surrendered for conversion after the Regular Record Date immediately preceding the Stated Maturity of the Security, or (4) if the Security is surrendered in connection with a call for redemption with a Redemption Date that is after the Regular Record Date and on or prior to the next succeeding Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Ordinary Shares except as provided in the Indenture.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

Repurchase by the Company at the Option of the Holder

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a “Repurchase Date”), upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

The “Repurchase Price” shall be equal to the Principal Amount plus accrued and unpaid interest up to but excluding the Repurchase Date. If the Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Interest Payment Date to the person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Repurchase Price.

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

If cash sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Business Day following the Repurchase Date, interest ceases to accrue on such Securities (or portions thereof)

on such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

Tax Additional Amounts

The Company shall pay any amounts due with respect to the payments on the Security without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of the Cayman Islands or any other jurisdiction in which the Company is resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, the Company will (subject to compliance by such Holder with any relevant administrative requirements) pay each Holder such additional amounts (“Tax Additional Amounts”) as will result in such Holders receipt of such amounts as it would have received had no such withholding or deduction been required.

If the Taxing Jurisdiction requires the Company to deduct or withhold any Withholding Tax, the Company will (subject to compliance by a Holder with any relevant administrative requirements) pay such Tax Additional Amounts in respect of principal amount, Redemption Price, Repurchase Price and interest (if any) in accordance with the terms of the Security and the Indenture; provided, however, that the foregoing shall not apply to:

(a)           any Withholding Tax which would not be payable or due but for the fact that (1) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of principal amount, Redemption Price, Repurchase Price and Interest (if any), in accordance with the terms of the Security and the Indenture or the enforcement of the Security or (2) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(b)           any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(c)           any Withholding Tax attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, Redemption Price, Repurchase Price and interest (if any);

(d)           any Withholding Tax which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the Security, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such Withholding Tax;

(e)           to the extent a Holder is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction; or

(f)            any combination of the instances described in (a) through (e).

With respect to clause (e), above, in the absence of evidence satisfactory to the Company, the Company may conclusively presume that a Holder of a Security is entitled to a refund or credit of all amounts required to be withheld. The Company shall not be required to pay any Tax Additional Amounts to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the register of the Securities, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of other authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Amendment, Supplement and Waiver; Limitation on Suits

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected (acting as one class). The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class), to waive compliance by the Company with certain existing or past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Subject to the right of the Holder of any Securities of this series to institute proceedings to enforce the Holder’s right to receive payment of the principal thereof and interest thereon (or repurchase price thereof) and any Tax Additional Amounts with respect thereto and to receive shares on conversion, no Holder of the Securities of this series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)           the Holders of not less than 25% in principal amount of the then Outstanding Securities of this series shall have made written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Securities of this series;

it being understood and intended that no one or more of such Holders shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Successor Corporation

When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person will (except in certain circumstances specified in the Indenture) be released from those obligations.

Defaults and Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, all unpaid Principal Amount plus accrued and unpaid interest through the acceleration date of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

No Recourse Against Others

No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Definitions

All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

CONVERSION NOTICE

To convert this Security into Ordinary Shares of the Company, check box: [ ]

To convert only part of this Security, state the Principal Amount to be converted

(must be $1,000 or a multiple of $1,000): $                .

If you want the shares registered in another person’s name, fill in the form below:

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax ID. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer this Security on the books
of the Company. The agent may substitute another to act for him.

Dated:

Your Name:

(Print your name exactly as it appears on the face of this Security)

Your Signature:

(Sign exactly as your name appears on the face of this Security)

SIGNATURE GUARANTEE*:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL CHANGE

If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 3.12 of the Indenture, check the following box:  ☐

If you want to have only part of this Security purchased by the Company pursuant to Section 3.12 of the Indenture, state the

Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $

Your Signature:	Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*              The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE A

1.625% SERIES A CONVERTIBLE SENIOR NOTE DUE DECEMBER 15, 2037

Share Price

Effective Date	$127.25	$130.00	$135.00	$145.00	$155.00	$168.61	$185.00	$200.00	$250.00	$300.00	$400.00	$500.00

December 11, 2007	1.9275	1.8237	1.6421	1.3371	1.0954	0.8440	0.6276	0.4873	0.2399	0.1435	0.0746	0.0475

June 15, 2008	1.9275	1.8192	1.6283	1.3085	1.0566	0.7971	0.5773	0.4379	0.2029	0.1188	0.0628	0.0408

December 15, 2008	1.9061	1.7854	1.5855	1.2521	0.9916	0.7268	0.5076	0.3727	0.1598	0.0920	0.0503	0.0333

June 15, 2009	1.8697	1.7422	1.5313	1.1809	0.9099	0.6395	0.4231	0.2959	0.1141	0.0657	0.0379	0.0256

December 15, 2009	1.8416	1.7043	1.4770	1.1004	0.8125	0.5331	0.3215	0.2067	0.0689	0.0418	0.0260	0.0178

June 15, 2010	1.8424	1.6900	1.4358	1.0113	0.6896	0.3916	0.1910	0.1014	0.0296	0.0211	0.0139	0.0096

December 20, 2010	1.9275	1.7613	1.4764	0.9656	0.5206	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

1.50% SERIES B CONVERTIBLE SENIOR NOTE DUE DECEMBER 15, 2037

Share Price

Effective Date	$127.25	$130.00	$135.00	$145.00	$155.00	$168.61	$185.00	$200.00	$250.00	$300.00	$400.00	$500.00

December 11, 2007	1.9275	1.8326	1.6665	1.3855	1.1601	0.9214	0.7101	0.5684	0.3005	0.1829	0.0902	0.0538

June 15, 2008	1.9275	1.8332	1.6602	1.3683	1.1353	0.8900	0.6752	0.5330	0.2711	0.1616	0.0794	0.0480

December 15, 2008	1.9141	1.8064	1.6275	1.3269	1.0882	0.8392	0.6240	0.4839	0.2348	0.1368	0.0675	0.0414

June 15, 2009	1.8816	1.7698	1.5845	1.2743	1.0298	0.7775	0.5632	0.4267	0.1948	0.1109	0.0555	0.0347

December 15, 2009	1.8508	1.7338	1.5400	1.2170	0.9646	0.7078	0.4946	0.3628	0.1528	0.0851	0.0441	0.0282

June 15, 2010	1.8271	1.7028	1.4973	1.1560	0.8920	0.6283	0.4163	0.2910	0.1095	0.0605	0.0332	0.0217

December 15, 2010	1.8136	1.6788	1.4558	1.0867	0.8045	0.5300	0.3208	0.2063	0.0660	0.0380	0.0227	0.0152

June 15, 2011	1.8257	1.6749	1.4238	1.0052	0.6883	0.3940	0.1939	0.1029	0.0276	0.0190	0.0123	0.0083

December 20, 2011	1.9275	1.7613	1.4764	0.9656	0.5206	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

D-1

1.50% SERIES C CONVERTIBLE SENIOR NOTE DUE DECEMBER 15, 2037

Share Price

Effective Date	$127.25	$130.00	$135.00	$145.00	$155.00	$168.61	$185.00	$200.00	$250.00	$300.00	$400.00	$500.00

December 11, 2007	1.9275	1.8396	1.6844	1.4205	1.2071	0.9786	0.7729	0.6322	0.3548	0.2239	0.1124	0.0664

June 15, 2008	1.9275	1.8417	1.6810	1.4086	1.1892	0.9553	0.7464	0.6047	0.3306	0.2053	0.1023	0.0608

December 15, 2008	1.9173	1.8182	1.6534	1.3748	1.1514	0.9147	0.7053	0.5650	0.2994	0.1827	0.0905	0.0541

June 15, 2009	1.8878	1.7860	1.6169	1.3320	1.1048	0.8660	0.6571	0.5189	0.2649	0.1585	0.0783	0.0473

December 15, 2009	1.8594	1.7543	1.5798	1.2870	1.0549	0.8132	0.6046	0.4691	0.2284	0.1338	0.0664	0.0407

June 15, 2010	1.8357	1.7262	1.5448	1.2413	1.0026	0.7566	0.5480	0.4154	0.1904	0.1089	0.0548	0.0342

December 15, 2010	1.8160	1.7007	1.5100	1.1925	0.9447	0.6929	0.4842	0.3554	0.1503	0.0841	0.0436	0.0279

June 15, 2011	1.8007	1.6778	1.4748	1.1380	0.8777	0.6181	0.4097	0.2865	0.1083	0.0600	0.0329	0.0215

December 15, 2011	1.7951	1.6614	1.4403	1.0745	0.7952	0.5239	0.3174	0.2043	0.0657	0.0378	0.0226	0.0150

June 15, 2012	1.8158	1.6656	1.4154	0.9987	0.6835	0.3910	0.1925	0.1023	0.0275	0.0188	0.0121	0.0081

December 20, 2012	1.9275	1.7613	1.4764	0.9656	0.5206	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

D-2